As filed with the Securities and Exchange Commission on October 17, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

DORAL FINANCIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Commonwealth of Puerto Rico (State or other jurisdiction of incorporation or organization)	66-0312162 (I.R.S. Employer Identification No.)

1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
(787) 474-6700
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)

1997 Employee Stock Option Plan
(Full title of the plan)

Salomón Levis
Chief Executive Officer
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920
(787) 474-6709
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Ignacio Alvarez
Pietrantoni Méndez & Alvarez LLP
Suite 1901, Banco Popular Center
209 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities to	Amount to be	offering price per	aggregate	Amount of
be registered	registered [1]	unit [2]	offering price(1)	registration fee

Common Stock, par value ($1.00 per share)	1,500,000 shares	$27.065	$40,597,500	$3,734.97

[1]	This registration statement also covers an indeterminate number of shares of common stock which may be issued by the registrant from time to time by virtue of stock splits, stock dividends or similar transactions involving the reclassification of the Registrant’s common stock.

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales price per share of the Common Stock on October 16, 2002, as reported by the National Association of Securities Dealers Automated Quotation National Market System.

INCORPORATION OF FORM S-8 REGISTRATION STATEMENT
PART II
SIGNATURES
POWER OF ATTORNEY
EX-5 OPINION REGARDING LEGALITY AND CONSENT
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP

INCORPORATION OF FORM S-8 REGISTRATION STATEMENT

     This Registration Statement on Form S-8 is filed solely for the purposes of registering additional shares of common stock issuable under our 1997 Employee Stock Option Plan (the “Plan”). We previously filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 on July 15, 1997 (File No. 333-31283) in order to register shares of common stock issuable under the Plan. The contents of said earlier Registration Statement, as such contents have been modified by documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit
Number		Description

5	—	Opinion regarding legality and consent of Pietrantoni Méndez & Alvarez LLP

23.1	—	Consent of Pietrantoni Méndez & Alvarez LLP (included as part of Exhibit 5 above)

23.2	—	Consent of PricewaterhouseCoopers LLP

24.1	—	Powers of Attorney (included as part of the Signature Page of this Registration Statement)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of San Juan, Commonwealth of Puerto Rico, on the 16th day of October, 2002.

DORAL FINANCIAL CORPORATION

By:	/s/ Salomón Levis
Salomón Levis Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Salomón Levis, Zoila Levis, Richard F. Bonini and Mario S. Levis and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Salomón Levis Salomón Levis	Chairman of the Board and Chief Executive Officer	October 16, 2002

/s/ Richard F. Bonini Richard F. Bonini	Senior Executive Vice President, Chief Financial Officer and Director	October 16, 2002

/s/ Ricardo Meléndez Ricardo Meléndez	Executive Vice President and Principal Accounting Officer	October 16, 2002

/s/ A. Brean Murray A. Brean Murray	Director	October 16, 2002

/s/ Edgar M. Cullman, Jr. Edgar M. Cullman, Jr.	Director	October 16, 2002

/s/ John L. Ernst John L. Ernst	Director	October 16, 2002

/s/ Zoila Levis Zoila Levis	Director	October 16, 2002

/s/ Harold D. Vicente Harold D. Vicente	Director	October 16, 2002

/s/ Efraim Kier Efraim Kier	Director	October 16, 2002